EXHIBIT 10.1
FORM OF
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
SCHOTTENSTEIN REALTY LP
a Delaware limited partnership
THE LIMITED PARTNERSHIP INTERESTS THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. SUCH INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER FEDERAL AND STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i

          THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SCHOTTENSTEIN REALTY LP, dated as of March __, 2011 is entered into by and among Schottenstein Realty Trust, Inc., a Maryland corporation as the General Partner (the “General Partner”), Schottenstein Realty LLC, as the initial limited partner (the “Initial Limited Partner”) and the limited partners listed on Exhibit A hereto, as Limited Partners (each a “Limited Partner”).
          WHEREAS, a Certificate of Limited Partnership of the Partnership was filed in the office of the Secretary of State of the State of Delaware on July 29, 2010;
          WHEREAS, the General Partner and the Initial Limited Partner entered into an Agreement of Limited Partnership of Schottenstein Realty LP, dated as of July 29, 2010, pursuant to which the Partnership was formed (the “Original Agreement”);
          WHEREAS, the Initial Limited Partner desires to withdraw as a Partner from the Partnership effective as of the Effective Date pursuant to Section 2.01 hereof
          WHEREAS, the General Partner, the Initial Limited Partner and the Limited Partners desire to amend and restate the Original Agreement in its entirety;
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and restate the Original Agreement in its entirety (and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time) as follows effective as of the Effective Date:
ARTICLE I
DEFINED TERMS
          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
          “Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as it may be amended from time to time, and any successor to such statute.
          “Additional Funds” has the meaning set forth in Section 4.04(a) hereof.
          “Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Sections 4.03 and 12.02 hereof and who is shown as such on the books and records of the Partnership.
          “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-

1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
          “Adjusted Capital Account Balance” means, with respect to any Partnership Unit on any date, the Adjusted Capital Account balance as determined by the General Partner to be properly allocable to such Partnership Unit as of such date, taking into account all allocations made pursuant to Article VI hereof through and including such date (including, in the case of LTIP Units, allocations pursuant to Section 6.02(c) through and including the date of the redemption or conversion, as applicable).
          “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.
          “Adjustment Event” shall have the meaning set forth in Section 4.06(a) hereof.
          “Adjustment Factor” means 1.0; provided, however, that if:
                              (i) the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
                              (ii) the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date, plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date, plus the number of REIT Shares obtained by dividing (1) the product of (x) the maximum number of REIT Shares purchasable under such Distributed Rights, multiplied by (y) the minimum purchase price per REIT Share under such Distributed Rights, by (2) the Value of a REIT Share as of the record date; provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction;
                              (iii) the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders of the General Partner entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the REIT, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share; and
                              (iv) an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Adjustment Factor previously in effect shall be adjusted by multiplying the Adjustment Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.
          Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Notwithstanding the foregoing, the Adjustment Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Shares with respect to all applicable Partnership Units (including LTIP Units) or effects a reverse split of, or otherwise combines, the Partnership Units (including LTIP Units), as applicable, that is comparable as a whole in all material respects with such an event, or if in connection with an event described in clause (iv) above, the consideration provided for in Section 11.02(b)(iii) hereof is paid.
          “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling or controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power (alone or together with other of its Affiliates under the first sentence of this definition) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agreement” means this Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time in accordance with its terms.
          “Aggregate LP Recourse Amount” means the sum of the LP Recourse Amounts.
          “Assignee” means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.05 hereof.
          “Available Cash” means, with respect to any period for which such calculation is being made, the amount of cash available for distribution by the Partnership under applicable law as determined by the General Partner in its sole and absolute discretion.
          “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
          “Bylaws” means the Bylaws of the General Partner, as amended, supplemented or restated from time to time.
          “Capital Account” means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:
                    (a) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Operating Income, Net Property Gain and any items in the nature of income or gain that are specially allocated pursuant to Section 4.06(d)(iii), Section 6.02(c), Section 6.02(d) or Section 6.03 hereof, determined without duplication, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.
                    (b) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Operating Loss, Net Property Loss and any items in the nature of expenses or losses that are specially allocated pursuant to Section 4.06(d)(iii), Section 6.02(c), Section 6.02(d) or Section 6.03 hereof, determined without duplication, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.
                    (c) If any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

                    (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
                    (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations (without any double counting of amounts added or subtracted in computing the definition of “Net Operating Income”, or “Net Operating Loss”, “Net Property Gain”, or “Net Property Loss”). If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided, that such modification will not have a material effect on the amounts distributable to any Partner (consistent with the overall economic intent of the Partners that such material effect determination be made as if all distributions were required to be made as set forth in Article V hereof and in the order of priorities set forth therein without applying Section 5.05 hereof and without regard to the Partners’ Capital Account balances) without such Partner’s Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.
          “Capital Account Deficit” has the meaning set forth in Section 13.02(c) hereof.
          “Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership or is deemed to contribute pursuant to Sections 4.01, 4.02, 4.03 or 4.04 hereof.
          “Cash Amount” means, with respect to a Tendering Partner, an amount of cash equal to the product of (A) the Value of a REIT Share and (B) such Tendering Partner’s REIT Shares Amount determined as of the date of receipt by the General Partner of such Tendering Partner’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.
          “Cause” has the meaning set forth in the Incentive Compensation Plan.
          “Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware on July 29, 2010, as amended from time to time in accordance with the terms hereof and the Act.
          “Change in Control” means the earliest to occur of any of the following events:
                              (i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of any of the General Partner or any of its subsidiaries or affiliates), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the General Partner representing forty percent (40%) or more of the combined voting power of the General Partner’s then outstanding securities having the right to vote in an election of the General Partner’s Board of Directors (“Voting Securities”) (other than as a result of an acquisition of securities directly from the General Partner). Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of this clause (i) solely as the result of an acquisition of securities by the General Partner which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause) to forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the General Partner) and immediately thereafter beneficially owns forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of this clause (i);
                              (ii) the moment immediately prior to the consummation of a merger, reorganization or consolidation of the General Partner or the occurrence of any other event (including without limitation a tender or exchange offer), the result of which is that the “beneficial owners” (as such term is defined in Rule 13d-3 of the Exchange Act) of the Voting Securities of the General Partner before the merger, reorganization, consolidation or other transaction are not the beneficial owners, directly or indirectly, of a majority of the voting power of the surviving or resulting entity upon completion of such merger, reorganization, consolidation or other transaction;
                              (iii) the moment immediately prior to the consummation of a merger, reorganization or consolidation of the Partnership, unless the General Partner immediately prior to such merger, reorganization or consolidation remains the sole general partner of the Partnership after such merger;
                              (iv) the moment immediately prior to the consummation of a change (whether by removal, withdrawal, transfer or otherwise) in the general partner of the Partnership such that the general partner of the Partnership is neither the General Partner or a wholly-owned Subsidiary of the General Partner;
                              (v) persons who, as of the Effective Date, constitute the General Partner’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender or exchange offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the General Partner (rounded up to the next whole number); provided, that any person becoming a director of the General Partner subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of a majority of the Incumbent Directors; provided, however, that any person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
                              (vi) the moment immediately prior to the consummation of a sale of all or substantially all of the assets of the General Partner and/or the Partnership other than to an entity a majority of the voting power of which entity are held by the “beneficial owners” (as such term is defined in Rule 13d-3 of the Exchange Act) of the Voting Securities of the General Partner before the consummation of a sale of all or substantially all of the assets of the General Partner and/or the Partnership.
          “Charter” means the Articles of Incorporation of the General Partner as filed with the State Department of Assessments and Taxation of Maryland on July 28, 2010, as amended, supplemented or restated from time to time.
          “Closing Price” has the meaning set forth in the definition of “Value.”
          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
          “Common Unit” shall mean a Partnership Unit representing an interest in the Partnership, other than an LTIP Unit or any other preferred interest or preferred Partnership Units issued hereafter.
          “Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIV hereof.
          “Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708) net of any liabilities assumed by the Partnership relating to such Contributed Property and any liability to which such Contributed Property is subject.
          “Contribution Agreement” means the Second Amended and Restated Contribution Agreement, dated as of March [__], 2011 among the General Partner, the Partnership and certain Limited Partners signatories thereto.
          “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.
          “Conversion Percentage” with respect to any LTIP Unit (i) shall equal 0% on the date of its issuance, (ii) shall increase in the manner and subject to the terms of the applicable LTIP Award with respect to such LTIP Unit.
          “Covered Person” and “Covered Persons” shall have the meanings set forth in Section 7.08 hereof.

          “Damages” shall have the meaning set forth in Section 7.07(a) hereof.
          “Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
          “Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
          “Disability” has the meaning set forth in the Incentive Compensation Plan.
          “Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”
          “Effective Date” means the date of closing of the initial public offering of REIT Shares.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Forfeited Capital Account” shall mean that portion of the Adjusted Capital Account Balance attributable to an LTIP Unit determined at the time of redemption or conversion, as follows:
     (i) the General Partner shall determine the Adjusted Capital Account Balance properly allocable to such LTIP Unit,
     (ii) the Adjusted Capital Account Balance allocable to such LTIP Unit shall be reduced by the sum of (a) the allocable portion of any Capital Contribution made with respect to such LTIP Unit and (b) the excess, if any, of (1) the aggregate amount of the allocations of Net Operating Income and Net Property Gain (and other items of income and gain) made with respect to such LTIP Unit pursuant to Sections 6.01(a), 6.02(a) and 6.03(a) hereof for all fiscal years (and without taking into account allocations made pursuant to Section 6.04 hereof), over (2) the sum of (A) the aggregate allocations of Net Operating Loss and Net Property Loss (and other items of loss and deduction) made with respect to such LTIP Unit pursuant to Sections 6.01(b), 6.02(b) and 6.03(a) hereof for all fiscal years (and without taking into account allocations made pursuant to Section 6.04 hereof), and (B) the aggregate distributions of Available Cash made to such LTIP Unit for all fiscal years, and
     (iii) the remainder shall be multiplied by 100% minus the Conversion Percentage applicable to such LTIP Unit at such time.
          “Fundamental Transaction” shall mean a transaction to which the Partnership or the General Partner shall be a party, including, without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets (but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.
          “Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the General Partner or any wholly owned subsidiary of the General Partner.
          “General Partner” means Schottenstein Realty Trust, Inc., and its successors and assigns, as the general partner of the Partnership.
          “General Partner Employee” means any employee of the Partnership, the General Partner and any of their subsidiaries.
          “General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be (but is not required to be) expressed as a number of Partnership Units.
          “General Partner Interest Transfer” has the meaning set forth in Section 11.02(d) hereof.
          “General Partner Loan” has the meaning set forth in Section 4.04(d) hereof.
          “Good Reason” has the meaning set forth in the Incentive Compensation Plan.
          “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
                    (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner in its sole discretion, subject to being established as such in any binding contribution agreement with a Partner that is entered into between the Partnership and such Partner.

                    (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii) or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner in its sole discretion using such reasonable method of valuation as it may adopt, as of the following times:
                              (i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Sections 4.02, 4.03 or 4.04 hereof or contributions or deemed contributions by the General Partner pursuant to Sections 4.02, 4.03 or 4.04 hereof) by a new or existing Partner in exchange for more than a de minimus Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; provided, that the issuance of any Series of LTIP Units or conversion of any such Series of LTIP Units into Common Units shall be deemed to require a recalculation pursuant to this subsection or subsection (b)(iv) of this definition;
                              (ii) the distribution by the Partnership to a retiring or continuing Partner of more than a de minimus amount of Property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
                              (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(g); and
                              (iv) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2 (including the grant of an interest in the Partnership to an existing or new Partner acting in a partner capacity or in anticipation of becoming a Partner as consideration for the provision of services by such Partner to or for the benefit of the Partnership).
                    (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided, that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith.
                    (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

               (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
          “Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Unit that is treated as a partner of the Partnership for federal income tax purposes.
          “Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, the death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Partner that is a partnership or a limited liability company, the dissolution and commencement of winding up of such partnership or such limited liability company; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.
          “Incentive Compensation Plan” means any equity incentive plan hereafter adopted by the Partnership or the General Partner, including the Schottenstein Realty Trust, Inc. 2011 Incentive Compensation Plan.
          “Incumbent Directors” has the meaning set forth in the definition of “Change in Control.”
          “Indemnitee” means (i) any Person made, or threatened to be made, a party to a Proceeding by reason of (A) its status as the General Partner or as a trustee, director, officer, stockholder (other than as a stockholder commencing or directly participating in a derivative action against the General Partner), partner, member, employee, representative or agent of the General Partner or any of its Subsidiaries or as an officer, employee, representative or agent of the Partnership, or (B) except as provided in Sections 8.07(b) and 13.02(d) hereof, its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including the Initial Limited Partner and Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
          “Independent Directors” means the independent directors of the Board of Directors of General Partner as determined by the rules and regulations of the New York Stock Exchange then in effect.
          “Initial Limited Partner” means Schottenstein Realty LLC, a Delaware limited liability company.
          “IPO” means the initial public offering of the REIT Shares.
          “IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
          “Junior Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the REIT Shares.
          “Junior Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01, 4.03 or 4.04 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the Common Units and LTIP Units.
          “Limited Partner” means any Person named as a Limited Partner of the Partnership in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.
          “Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be (but is not required to be) expressed as a number of Partnership Units, LTIP Units, Preferred Units, Junior Units or other Partnership Units.
          “Liquidating Event” has the meaning set forth in Section 13.01 hereof.
          “Liquidating Gains” has the meaning set forth in Section 6.03(c) hereof.
          “Liquidator” has the meaning set forth in Section 13.02(a) hereof.

          “LP Recourse Amount” has the meaning set forth in Section 13.02(d) hereof.
          “LTIP Award” means each or any, as the context requires, LTIP Award issued under any Incentive Compensation Plan, which may be issued in separately designated series, with each such series (a “Series”), having the economic rights and entitlements and such other rights and entitlements as set forth in the applicable LTIP Award, including any amendments thereto.
          “LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.06, 4.07 and 6.02 hereof and elsewhere in this Agreement in respect of Holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as the same may be amended from time to time.
          “LTIP Unitholder” means a Partner that holds LTIP Units.
          “Majority in Interest” means Limited Partners holding more than 50% of the outstanding Common Units and any other Partnership Units voting as single class that are held by Limited Partners that are included for the purposes of any vote as set forth in this Agreement.
          “Market Price” has the meaning set forth in the definition of “Value.”
          “Modified Adjusted Capital Account” shall mean the Adjusted Capital Account determined without regard to any LP Recourse Amount.
          “Net Operating Income” means, for any Partnership Year, the excess of the items of income and gain properly taken into account for such period (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”), over the items of deduction and loss properly taken into account for such period (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”), excluding, in each case, items of gain or loss realized in connection with the sale or disposition of real property and other capital assets of the Partnership pursuant to the definition of “Net Property Gain” and “Net Property Loss”, as applicable.
          “Net Operating Loss” shall mean, for any Partnership Year, the excess the items of deduction and loss properly taken into account for such period (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”), over the items of income and gain properly taken into account for such period (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”), excluding, in each case, items of gain or loss realized in connection with the sale or disposition of real property and other capital assets of the Partnership pursuant to the definition of “Net Property Gain” and “Net Property Loss”, as applicable.
          “Net Property Gain” shall mean, for any Partnership Year, the excess of gains realized from the sale or disposition of real property and other capital assets of the Partnership properly taken into account for such period (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”), over the losses realized in connection with the sale or disposition of real property and other capital assets (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”).
          “Net Property Loss” shall mean, for any Partnership Year, the excess of losses realized from the sale or disposition of real property and other capital assets of the Partnership properly taken into account (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”), over the gains realized in connection with the sale or disposition of real property and other capital assets of the Partnership (in the manner set forth with respect to this definition in the paragraph immediately following the definition of “Net Property Loss”).
          For purposes of the foregoing definitions of “Net Operating Income”, “Net Operating Loss”, “Net Property Gain” and “Net Property Loss”, such amounts shall be determined with respect to each Partnership Year of the Partnership, by taking into account an amount equal to the applicable items of the Partnership’s taxable income or loss for such Partnership Year, as determined for book purposes in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction for book purposes required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Operating Income (or Net Operating Loss) for a period shall be added to (or subtracted from, as the case may be) such Net Operating Income (or Net Operating Loss) for such period;
(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Operating Income (or Net Operating Loss) for a period shall be subtracted from (or added to, as the case may be) such Net Operating Income (or Net Operating Loss) for such period;
(c) If the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Property Gain or Net Property Loss;
(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Operating Income, Net Operating Loss, Net Property Gain or Net Property Loss, as applicable; and
(g) Notwithstanding any other provision set forth above, any item that is required to be specially allocated pursuant to Section 4.06(d)(iii), Section 6.02(c), Section 6.02(d) or Section 6.03 hereof shall not be taken into account in computing Net Operating Income, or Net Operating Loss and Net Property Gain or Net Property Loss, as applicable, and the amounts of the items of Partnership income, gain, loss or deduction required to be specially allocated pursuant to Section 4.06(d)(iii), Section 6.02(c), Section 6.02(d) or Section 6.03 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above (without double counting of any item). Notwithstanding the foregoing, it is the intention of the Partners that the allocations to be made pursuant to Sections 6.01 and 6.02 hereof shall be made, to the maximum extent possible, so as to reduce the adjustments required by the “Regulatory Allocations” of Section 6.03(a) hereof to the extent inconsistent with the intent of Sections 6.01 and 6.02 hereof and clause (e) of the definition of “Capital Account”.
          “New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, Preferred Shares or Junior Shares, except that “New Securities” shall not mean any Preferred Shares, Junior Shares or grants under the Incentive Compensation Plans or (ii) any Debt issued by the REIT that provides any of the rights described in clause (i).
          “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704- 2(c).
          “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
          “Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.
          “Original Agreement” means the original Agreement of Limited Partnership of the Partnership, dated as of July 29, 2010.
          “Outside Interest” has the meaning set forth in Section 5.02 hereof.
          “Outside Limited Partners” means Limited Partners other than (i) the General Partner or its Subsidiaries, (ii) any Person of which the General Partner or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding interests of the General Partner.
          “Ownership Limit” means the applicable restriction or restrictions on ownership of shares of the General Partner imposed under the Charter.
          “Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.
          “Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
          “Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
          “Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
          “Partnership” means Schottenstein Realty LP, the limited partnership heretofore formed under the Act and pursuant to the Original Agreement and continued pursuant to this Agreement, and any successor thereto.
          “Partnership Approval” means, with respect to any proposed General Partner Interest Transfer, when the sum of (i) the Percentage Interest of Limited Partners holding Common Units and LTIP Units effecting a Consent to the General Partner Interest Transfer, plus (ii) the product of (a) the Percentage Interest of Partnership Common Units held by the General Partner multiplied by (b) the percentage of the votes that were cast in favor of the event constituting such General Partner Interest Transfer by the General Partner’s common stockholders out of the total votes entitled to be cast by the General Partner’s common stockholders, equals or exceeds the percentage required for the common stockholders of the General Partner to approve the event constituting such General Partner Interest Transfer.
          “Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units, LTIP Units, Preferred Units, Junior Units or other Partnership Units.
          “Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          “Partnership Record Date” means a record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.01 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.
          “Partnership Recourse Debt Amount” means, at any time, the amount of liabilities owed by the Partnership at such time for borrowed money other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.
          “Partnership Unit” shall mean a Partnership Unit that the General Partner has authorized pursuant to Section 4.01, 4.02, 4.03 or 4.04 hereof.
          “Partnership Unit Designation” has the meaning set forth in Section 4.03 hereof.
          “Partnership Unit Distribution” shall have the meaning set forth in Section 4.06(a)(ii) hereof.
          “Partnership Year” means, except as provided below in this definition, the fiscal year of the Partnership and the Partnership’s taxable year for federal income tax purposes, each of which shall be the calendar year unless otherwise required under the Code. If (a) there is an adjustment in the Percentage Interests of the Partners, (b) the Partnership issues additional Interests or converts or redeems Interests, (c) there is an adjustment to the Gross Asset Value of any Property, or (d) the General Partner so elects, the Partnership Year for purposes of allocating Net Operating Income, Net Operating Loss, Net Property Gain and Net Property Loss (and other items of Partnership income, gain, loss or deduction) shall be treated as ending as of the date of such adjustment if the General Partner determines (based on the advice of the Partnership’s tax counsel or accountants) that it is necessary or appropriate for such allocations to be made as of such time to reflect the revised economic interests of the Partners or their respective interests in such allocations.
          “Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit A may be amended from time to time. If the Partnership issues additional classes or series of Partnership Interests other than as contemplated herein, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.03 hereof. As of the date hereof, the “Percentage Interest”:
               (i) of a holder of Common Units shall mean (i) the undivided percentage ownership interest of such Partner in the Partnership as determined by dividing (A) the number of Common Partnership Units owned by such Partner by (B) the sum of (x) the total number of Common Partnership Units then outstanding plus (y) the total number of outstanding LTIP Units, and

               (ii) of a holder of LTIP Units shall mean the undivided percentage ownership interest of such Partner in the Partnership as determined by dividing (A) the total number of outstanding LTIP Units owned by such Partner by (B) the sum of (x) the total number of Common Partnership Units then outstanding plus (y) the total number of outstanding LTIP Units. If any Partner holds both Common Units and LTIP Units, then such Partner’s Percentage Interest shall equal the sum of the amounts calculated under clauses (i) and (ii) of this definition of “Percentage Interest”, determined by assuming for purposes of clause (i) that such Partner holds only Common Units and for purposes of clause (ii) that such Partner holds only LTIP Units.
          “Person” means an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.
          “Preferred Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.
          “Preferred Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01, 4.03 or 4.04 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Units.
          “Proceeding” has the meaning set forth in Section 7.07(a) hereof.
          “Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” shall mean any one such asset or property.
          “Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or another national securities exchange or any successor to the foregoing.
          “Qualified Assets” means any of the following assets: (i) interests, rights, options, warrants or convertible or exchangeable securities of the Partnership; (ii) Debt issued by the Partnership or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts) whose assets consist solely of Qualified Assets; (iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership; (v) cash held for payment of administrative expenses or pending distribution to security holders of the General Partner or any wholly owned Subsidiary thereof or pending contribution to the Partnership; and (vi) other tangible and intangible assets that, taken as a whole, are de minimus in relation to the net assets of the Partnership and its Subsidiaries.

          “Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Code Section 856(i).
          “Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.
          “Recourse Partner” has the meaning set forth in Section 13.02(d) hereof.
          “Redemption” has the meaning set forth in Section 8.06(a) hereof.
          “Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations and, to the extent applicable to the provisions herein, changes to such regulations or interpretations thereof made pursuant to applicable IRS or Treasury Department pronouncements).
          “Regulatory Allocations” has the meaning set forth in Section 6.03(a)(vii) hereof.
          “REIT” means a real estate investment trust qualifying under Code Section 856.
          “REIT Payment” has the meaning set forth in Section 15.11 hereof.
          “REIT Requirements” has the meaning set forth in Section 5.01 hereof.
          “REIT Share” means a share of the General Partner’s common stock, par value $0.01 per share. Where relevant in this Agreement, “REIT Share” includes shares of the General Partner’s common stock, par value $0.01 per share, issued upon conversion of Preferred Shares or Junior Shares.
          “REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that if the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.
          “Rights” has the meaning set forth in the definition of “REIT Shares Amount.”
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          “Series” has the meaning set forth in the definition of “LTIP Award.” A single Series may become more than one Series as provided in Section 6.02(c) hereof.
          “Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.
          “Specified Redemption Date” means the 10th Business Day following receipt by the General Partner of a Notice of Redemption; provided, that, if the REIT Shares are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the General Partner of a Notice of Redemption.
          “Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
          “Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.04 hereof.
          “Successor Entity” has the meaning set forth in the definition of “Adjustment Factor.”
          “Target Balance” has the meaning set forth in Section 6.02(c) hereof.
          “Tax Items” has the meaning set forth in Section 6.04(a) hereof.
          “Tax Protection Agreement” means the Agreement entered into by the Partnership and Limited Partners signatories thereto (and any similar type of agreement entered into with subsequent contributors of Contributed Property to the Partnership if so determined by the General Partner from time to time) in accordance with Section 8.07 hereof.
          “Tendered Units” has the meaning set forth in Section 8.06(a) hereof.
          “Tendering Partner” has the meaning set forth in Section 8.06(a) hereof.
          “Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
          “Termination Transaction” has the meaning set forth in Section 11.02(b) hereof.
          “Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, “Transfer” does not include (a) any

Redemption of Partnership Units by the Partnership or the General Partner, or acquisition of Tendered Units by the General Partner, pursuant to Section 8.06 hereof or (b) any Redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.
          “Trigger Event” means, with respect to a Series of LTIP Units, the earliest to occur of any of the following events:
               (i) such time as a plan of dissolution or liquidation (but not including a deemed liquidation for tax purposes in connection with one or more transfers of interests in the Partnership) of the General Partner and/or the Partnership is duly adopted by appropriate corporate or partnership action;
               (ii) the date on which the Conversion Percentage applicable to all LTIP Units of such Series of LTIP Units held by then current employees of the General Partner and/or the Partnership (i.e., other than holders of LTIP Units whose employment with the General Partner and/or the Partnership has terminated) reaches 100% or, if prior to such time, an employee owning an LTIP Unit in a Series has its Conversion Percentage increased to 100% under the provisions of the LTIP Award applicable thereto, including pursuant to Section 4.07(c)(ii) hereof, a Trigger Event will be deemed to have occurred solely with respect to such employee, but not with respect to any other holders of LTIP Units of such Series.
               (iii) the earliest date on which the employment of all holders of LTIP Units of such Series of LTIP Units has been terminated;
               (iv) a Change in Control; and
               (v) such other events as are set forth in the applicable LTIP Award for such Series of LTIP Units, as may be amended from time to time, except to the extent such amendment restricts or materially diminishes rights, entitlements or attributes of previously issued LTIP Units.
          “Value” means, on any date of determination with respect to a REIT Share, the average of the daily Market Prices for ten consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.05(b) hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Incentive Compensation Plan shall be substituted for such average of daily market prices for purposes of Section 4.05 hereof; provided, however, that for purposes of Section 8.06 hereof, the “date of determination” shall be the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date shall mean the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT

Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of the General Partner or, if no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors of the General Partner.
          “Voting Securities” has the meaning set forth in the definition of “Change in Control.”
          If the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
ARTICLE II
ORGANIZATIONAL MATTERS
          Section 2.01. Formation; Withdrawal of Initial Limited Partner. The Partnership is limited partnership formed pursuant to the provisions of the Act and the Original Agreement and continued upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. Effective as of the Effective Date, the Initial Limited Partner hereby withdraws from the Partnership and shall have no further interest in the Partnership.
          Section 2.02. Name. The name of the Partnership is “Schottenstein Realty LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
          Section 2.03. Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is National Registered Agents, Inc. The principal office of the Partnership is located c/o of the General Partner at 4300 East Fifth Avenue, Columbus, OH 43219 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
          Section 2.04. Power of Attorney.
               (a) By executing this Agreement, each Limited Partner and each Assignee irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
               (i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may, or plans to, conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and
               (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
          Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.
               (b) The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited

Partners and Assignees will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything to the contrary set forth in this Section 2.04(b), no Limited Partner shall incur any personal liability for any action of the General Partner or any Liquidator taken under such power of attorney, except to the extent otherwise provided in this Agreement.
          Section 2.05. Term. Pursuant to Sections 17-201(b) and 17-801 of the Act, the term of the Partnership commenced on July 29, 2010 and shall continue perpetually, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.
          Section 2.06. Partnership Interests are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.
ARTICLE III
PURPOSE
          Section 3.01. Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act; provided, however, that such business and arrangements and interests shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify and be classified as a REIT unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership or the General Partner voluntarily revokes its election to be a REIT in accordance with its Charter. In connection with the foregoing, and without limiting the General Partner’s right to cease qualifying as a REIT in accordance with its Charter, the Partners acknowledge that the qualification of the General Partner as a REIT inures to the benefit of all Partners and not solely to the General Partner or its Affiliates. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business.

          Section 3.02. Powers.
               (a) The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.
               (b) The Partnership may contribute from time to time Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).
               (c) Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership.
          Section 3.03. Partnership Only for Partnership Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.01 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its Properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of any other Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
          Section 3.04. Representations and Warranties by the Parties.
               (a) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that, except as the General Partner otherwise agrees in writing to the contrary:
               (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject;
               (ii) if such Partner is an individual, such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder;

               (iii) if such Partner is not an individual, its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s), member(s) and/or stockholder(s), as the case may be, as required;
               (iv) subject to the last sentence of this Section 3.04(a), such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code;
               (v) subject to the last sentence of this Section 3.04(a), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e);
               (vi) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization. fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles;
               (vii) upon request of the General Partner, it will promptly disclose to the General Partner the amount of REIT Shares or other capital shares of the General Partner that it actually owns or Constructively Owns; and
               (viii) without the consent of the General Partner, which may be given or withheld in its sole discretion, it shall not take any action that would cause the Partnership at any time to have more than one hundred (100) partners (including as partners those Persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such Person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership);
               (ix) Notwithstanding anything contained herein to the contrary, if the representations contained in the foregoing clauses (iv) and (v) would be inaccurate if given by a Partner, such Partner (A) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (B) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject under the Code and (C) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.
               (b) Each Partner (including, without limitation, each Additional Limited Partner and Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial and tax matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.
               (c) The representations and warranties contained in Sections 3.04(a) and 3.04(b) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and winding up of the Partnership.
               (d) Each Partner (including, without limitation, each Additional Limited Partner and Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by the General Partner, any Partner or any employee or representative or Affiliate of the General Partner or any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
               (e) Each Partner understands that if, for any reason; the Partnership’s actual or Constructive Ownership of REIT Shares or other capital shares of the General Partner violates the limitations set forth in the Charter, then (x) some or all of the Redemption Rights of the Partners may become non-exercisable; and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter.
ARTICLE IV
CAPITAL CONTRIBUTIONS
          Section 4.01. Capital Contributions of the Partners.
               (a) Capital Contributions. The Partnership has entered into the Contribution Agreement and is hereby authorized to consummate the transactions contemplated by the Contribution Agreement in accordance with the terms thereof. Each Partner has made a Capital Contribution to the Partnership and owns Partnership Units in the amount and designation set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Section 4.04, 10.04 or 13.02(d) hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.
               (b) General Partner Interest. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partner Interest of the General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partner Interests and shall be held by the General Partner in its capacity as a Limited Partner of the Partnership.
          Section 4.02. Classes of Partnership Units. From and after the Effective Date, subject to Section 4.03(a) hereof, the Partnership shall have two classes of Partnership Units, designated “Common Units,” and “LTIP Units.” Subject to Section 4.06 hereof, Common Units, or LTIP Units, or a combination of both, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for any Capital Contributions by such Partners and/or the provision of services by such Partners; provided, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Common Unit.
          Section 4.03. Issuances of Additional Partnership Interests.
               (a) General. Notwithstanding anything to the contrary in Section 4.02 or in Section 7.03(b) hereof, the General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Partnership and (iii) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion, without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Nothing in this Agreement shall prohibit the

General Partner from issuing Partnership Units for less than fair market value if the General Partner concludes in good faith that such issuance is in the best interest of the Partnership. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.
               (b) Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) (A) the additional Partnership Units are (x) Common Units issued in connection with an issuance of REIT Shares or (y) Partnership Units (other than Common Units) issued in connection with an issuance of Preferred Shares, Junior Shares, New Securities or other interests in the General Partner (other than REIT Shares), which Preferred Shares, Junior Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner and (B) the General Partner directly or indirectly contributes or otherwise causes to be transferred to the Partnership the net cash proceeds or other consideration, if any, received in connection with the issuance of such REIT Shares, Preferred Shares, Junior Shares, New Securities or other interests in the General Partner, or (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership. If the Partnership issues additional Partnership Units pursuant to this Section 4.03(b) hereof, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Sections 6.02(b) and 8.06 hereof) as it determines are necessary to reflect the issuance of such additional Partnership Interests.
               (c) No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
          Section 4.04. Additional Funds and Capital Contributions.
               (a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the Redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.04 without the approval of any Limited Partners.
               (b) Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.03 hereof) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

               (c) Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees), (ii) unless the General Partner otherwise determines to be in the best interests of the Partnership, a breach, violation or default of such Debt would be deemed to occur by virtue of the transfer of any Partnership Interest, or (iii) unless the General Partner otherwise determines to be in the best interests of the Partnership, a breach, violation or default under any other Debt or material commitment of the Partnership would occur as a result of the incurrence of such Debt (in each case as such Debt is in effect from time to time).
               (d) General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner (a “General Partner Loan”), if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any unrelated third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees).
               (e) Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Preferred Shares, Junior Shares or New Securities unless the General Partner contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Units or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Preferred Shares, Junior Shares or New Securities (i) pursuant to Section 4.05 or 8.06(b) hereof, (ii) pursuant to a dividend or distribution (including any stock split) wholly or partly of REIT Shares, Preferred Shares, Junior Shares or New Securities to all of the holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (iii) upon a conversion, redemption or exchange of Preferred Shares, (iv) upon a conversion of Junior Shares into REIT Shares, (v) upon a conversion, redemption, exchange or exercise of New Securities or (vi) pursuant to share grants or awards made pursuant to any Incentive Compensation Plan of the General Partner. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares or New Securities by the General Partner, and the direct or indirect contribution to the Partnership, by the General Partner, of the net cash proceeds or other consideration received from such issuance, if any, the Partnership shall pay the General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by the General Partner in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.04(b) hereof for the amount of such underwriter’s discount or other expenses). Nothing in this Agreement shall prohibit the General Partner from issuing Partnership Units for less than fair market value if the General Partner concludes in good faith that such issuance is in the best interest of the Partnership.
          Section 4.05. Incentive Compensation Plan.
               (a) Options Granted to General Partner Employees and Independent Directors. If at any time or from time to time, in connection with an Incentive Compensation Plan, a stock option granted to a General Partner Employee or Independent Director is duly exercised:
               (i) the General Partner shall, as soon as practicable after such exercise, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option.
               (ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.05(a)(i) hereof, the General Partner shall be deemed to have contributed directly or indirectly to the Partnership, as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.
               (iii) An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.05(a)(ii) hereof.
               (b) Special Valuation Rule. For purposes of this Section 4.05, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option under the Incentive Compensation Plan shall be considered.
               (c) Grant of Restricted Stock or Stock Options. The General Partner may, pursuant to an Incentive Compensation Plan or otherwise, provide for the grant of (i) restricted stock or stock options in the General Partner or other rights with respect to the General Partner’s Common Units, (ii) LTIP Units and LTIP Awards with respect to Partnership interests, or (iii) cash bonuses or other incentive compensation, including equity based grants (with any such grant being made at such times, including annually or more frequently, as determined by the General Partner).
               (d) Future Incentive Compensation Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating any Incentive Compensation Plan, for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. The Limited Partners acknowledge and agree that, if any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.05 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.
          Section 4.06. LTIP Units.
               (a) Issuance of LTIP Units. Pursuant to an Incentive Compensation Plan or otherwise, the Partnership may, from time to time, issue LTIP Units to Persons who have provided, or will provide, services to (or for the benefit of) the Partnership for such consideration (if any) as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Such Persons (including recipients of LTIP Units pursuant to the 2011 Incentive Compensation Plan) shall be deemed to be Partners of the Partnership for all purposes as of the effective date of the grant of such LTIP Units to such Person. It is intended that LTIP Units shall be designated as part of a specified Series of LTIP Units issued from time to time to a new or existing Partner pursuant to an LTIP Award. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interest in the Partnership issued to a new or existing Partner in a partner capacity for services performed or to be performed to or for the benefit of the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Subject to the following provisions of this Section 4.06 and the special provisions of Sections 4.07 and 6.02 hereof, LTIP Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. Subject to the provisions of Section 4.06(c)(ii) and Section 4.07 hereof, it is intended that the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:
               (i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Common Units and LTIP Units as existed prior to such Adjustment Event. Each of the following events shall be “Adjustment Events:” (A) the Partnership makes a distribution on all outstanding Common Units in Common Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Common Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. The following events shall not be Adjustment Events: (x) the issuance of Common Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Common Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Common Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Common Units other than actions specifically described above as Adjustment Events and, in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Incentive Compensation Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and
               (ii) Unless otherwise provided in an LTIP Award, the LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Partnership Unit Distribution”) paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to such distribution (excluding distributions in liquidation of the Partnership or a Partner’s interest therein, which distributions shall be subject to the Capital Account distribution requirement of Section 13.02(a)(iv) hereof). So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units (excluding distributions in liquidation of the Partnership or a Partner’s interest therein, subject to the Capital Account distribution requirement of Section 13.02(a)(iv) hereof).
               (iii) Priority. Subject to the provisions of this Section 4.06 and Section 4.07 hereof and the special provisions of Sections 6.02(c) and 6.02(d) hereof, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and, subject to Sections 13.02(a)(iv) and 13.02(c) hereof, distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Common Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, respectively, the LTIP Units.
               (b) Special Provisions. LTIP Units shall be subject to the following special provisions:
               (i) LTIP Awards. LTIP Units of any Series may, in the sole discretion of the General Partner, be issued subject to such economic and other rights and entitlements as shall be determined by the General Partner. The terms of any such Award may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Award or by the applicable Incentive Compensation Plan pursuant to which such LTIP Award was issued; provided, that any such restriction or amendment shall not materially diminish the economic rights and entitlements applicable to existing LTIP Units. For the avoidance of confusion, it is explicitly agreed that the mere grant of subsequent LTIP Awards and/or the issuance of any additional Common Units (whether on a parity with, senior to or junior to any such LTIP Units) shall not itself be deemed to restrict or materially diminish the rights of existing LTIP Units.
               (ii) Forfeiture. Except as otherwise specified in the applicable LTIP Award, LTIP Units shall be subject to the forfeiture, conversion and redemption rights provisions as set forth in Section 4.07 hereof.
               (iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Sections 6.02(c) and 6.02(d) hereof.
               (iv) Redemption. The Redemption Right provided to Limited Partners under Section 8.06 hereof shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (v) below and Section 4.07 hereof.
               (v) Conversion to Common Units. Upon the occurrence of a Trigger Event, LTIP Units are eligible to be converted into Common Units under Section 4.07 hereof.
               (vi) Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any LTIP Award, apply to the LTIP Unit.
               (c) Voting. LTIP Unitholders shall (a) have the same voting rights as a holder of Common Units, with the LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Partnership Units; but subject, in any event, to the following provisions:
               (i) The consummation of a Fundamental Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; provided, that such transaction is treated as a Trigger Event and the Conversion Percentage applicable to all LTIP Units shall be deemed to be 100% in connection with such transaction; and

               (ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Units, LTIP Units or Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.
          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.
               (d) Liquidation Value of LTIP Units Upon Issuance; Safe Harbor Election and Forfeiture Allocations.
               (i) The Partners agree that the General Partner may make an election, on behalf of itself and of all Partners, to have the “Safe Harbor” of Section 3.03 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued in execution of the provisions of such Notice) (the “Safe Harbor”) apply irrevocably with respect to LTIP Units transferred in connection with the performance of services by a Partner in a partner capacity (such election, the “Safe Harbor Election”). The Safe Harbor Election shall be effective as of the date of issuance of such LTIP Units. If such election is made, (A) the Partnership and each Partner agree to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity, whether such Partner was admitted as a Partner or as the transferee of a previous Partner, and (B) the General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.
               (ii) The Partners agree that (A) if a Safe Harbor Election is made by the General Partner, each LTIP Unit issued hereunder is a “Safe Harbor Partnership Interest” within the meaning of section 3.02 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued in relation to the provisions of such Notice or successor pronouncement), (B) each LTIP Unit represents a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by the LTIP Unitholder in his or her capacity as a Partner or in anticipation of becoming a Partner, and (C) the fair market value of each LTIP Unit issued by the Partnership upon receipt by the LTIP Unitholder as of the date of issuance is zero (plus the amount, if any, of any Capital Contributions made to the Partnership by such LTIP Unitholder in connection with the issuance of such LTIP Unit), representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).
               (iii) Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees (A) to comply with all requirements of any Safe Harbor Election made by the General Partner with respect to each LTIP Unitholder’s Safe Harbor Partnership Interest, and (B) that to the extent that such profits interest is forfeited after the date hereof, the Partnership shall make special forfeiture allocations of gross items of income, deduction or loss (including, as may be permitted by or under Treasury Regulations (or other rules promulgated) to be adopted, notional items of income, deduction or loss) in accordance with the Treasury Regulations to be adopted under Sections 704(b) and 83 of the Code.
               (iv) The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain any Safe Harbor Election made by the General Partner with respect to transfers of each LTIP Unitholder’s Safe Harbor Partnership Interest.
               (v) The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement to the extent necessary or helpful in accordance with the advice of Partnership tax counsel or accountants to sustain the Partnership’s position that (A) it has complied with the Safe Harbor requirements in order to provide for a Safe Harbor Election and it has ability to maintain the same, or (B) the issuance of the LTIP Units is not a taxable event with respect to the LTIP Unitholders, and the General Partner shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by any Partner necessary or desirable to (A) enable or preserve a Safe Harbor Election or (B) otherwise to prevent the issuance of LTIP Units to LTIP Unitholders from being a taxable event may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.
               (vi) Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the Partnership.
               (vii) No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 4.06(d), in a form reasonably satisfactory to the General Partner.
               (viii) The General Partner may amend this Section 4.06(d) as it deems necessary or appropriate to maximize the tax benefit of the issuance of LTIP Units to any LTIP Unitholder if there are changes in the law or Regulations concerning the issuance of partnership interests for services.
          Section 4.07. Conversion of LTIP Units.
               (a) Forfeited Capital Account and Determination of Resulting Common Unit Entitlement Upon Conversion. Except as otherwise provided below, upon the occurrence of any Trigger Event with respect to one or more LTIP Units owned by an LTIP Unitholder, the Forfeited Capital Account with respect to such LTIP Units shall be forfeited and such LTIP Units shall, without the taking of any action by the General Partner or any Partners holding such Units, automatically convert into that number of Common Units calculated in the following manner.

The number of Common Units to be received by a holder of LTIP Units shall equal the amount determined as follows. The General Partner shall:
               (i) determine the Adjusted Capital Account Balance properly allocable to each LTIP Unit held by such holder;
               (ii) subtract from the Adjusted Capital Account Balance properly allocable to such LTIP Units being converted the Forfeited Capital Account allocable to such LTIP Units as of such time;
               (iii) divide the remainder by the Adjusted Capital Account Balance properly allocable to one Common Unit determined immediately prior to such conversion, after taking into account any adjustments made pursuant to Article VI hereof (including Sections 6.02(c) and 6.02(d) thereof) through and including the date of conversion; and
               (iv) multiply the resulting number (whether expressed as a decimal or a fraction but which shall in no event exceed 1.0) by the number of LTIP Units subject to such conversion in order to determine the number of Common Units into which such LTIP Units shall convert.
               (b) Change in Control. In the event of a Trigger Event which is a Change in Control, the Conversion Percentage applicable to LTIP Units shall be 100%.
               (c) Termination of Employment. As of the date an LTIP Unitholder is no longer an employee of the Partnership, the General Partner or any of their subsidiaries or Affiliates (other than by reason of the LTIP Unitholder’s death or Disability, as provided in Section 4.07(d) hereof or in connection with a Trigger Event),
     (i) except as otherwise provided in clause (ii) below, the Forfeited Capital Account with respect to the LTIP Units of such LTIP Unitholder shall be forfeited and the Partnership shall have the right, for 90 days following the date of termination of such LTIP Unitholder’s employment, to redeem each LTIP Unit held by such LTIP Unitholder in exchange for, at the Partnership’s option, either:
     (1) the number of shares of Common Stock calculated by dividing:
     (A) the remainder resulting from subtracting (x) the Forfeited Capital Account as of the time of redemption from (y) the Adjusted Capital Account Balance properly allocable to each such LTIP Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Article VI hereof (including Sections 6.02(c) and 6.02(d) thereof) and, if the provisions of Section 6.02(d) thereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), by

     (B) the Closing Price of Common Stock determined as of such date; or
(2) the number of Common Units calculated by dividing
     (A) the remainder resulting from subtracting (x) the Forfeited Capital Account from (y) the Adjusted Capital Account Balance which would be allocable to each such LTIP Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Article VI hereof (including Sections 6.02(c) and 6.02(d) thereof) and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Sections 6.02(d) hereof (and if the provisions of Section 6.02(d) hereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) by
     (B) the Adjusted Capital Account Balance properly allocable to one Common Unit determined immediately prior to such redemption, after taking into account any adjustments made pursuant to Article VI hereof (including Section 6.02(d) thereof) and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 6.02(d) hereof through and including the date of redemption and if the provisions of Section 6.02(d) hereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f).
     (ii) notwithstanding anything to the contrary above, an LTIP Award may provide that in the event of a termination of employment of an LTIP Unitholder by the Partnership, General Partner or one of its Affiliates which is without Cause or by the LTIP Unitholder resigning for Good Reason, an LTIP Award may provide that clause (i) above shall be applied as if the Conversion Percentage applicable to such LTIP Units is equal to 100% (or another specified percentage) and, accordingly the Forfeited Capital Account attributable to such LTIP Units shall be zero.
               (d) Death or Disability of an LTIP Unitholder.
     (i) Except as otherwise provided in clause (ii) below, upon the death or Disability of an LTIP Unitholder, the Forfeited Capital Account with respect to such LTIP Unit shall be forfeited and each such LTIP Unit held by such LTIP Unitholder shall be redeemed by the Partnership for, at its option, either:
     (1) the number of shares of Common Stock calculated by dividing:
     (A) the remainder resulting from subtracting (x) the Forfeited Capital Account as of the time of redemption from (y) the Adjusted

Capital Account Balance properly allocable to each such LTIP Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Article VI hereof (including Sections 6.02(c) and 6.02(d) thereof) (and if the provisions of Section 6.02(d) thereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f)), by
     (B) the Closing Price of Common Stock determined as of such date; or
     (2) the number of Common Units calculated by dividing
     (A) the remainder resulting from subtracting (x) the Forfeited Capital Account from (y) the Adjusted Capital Account Balance which would be allocable to each such LTIP Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Article VI hereof (including Sections 6.02(c) and 6.02(d) thereof) and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 6.02(d) hereof (and if the provisions of Section 6.02(d) hereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) by
     (B) the Adjusted Capital Account Balance properly allocable to one Common Unit determined immediately prior to such redemption, after taking into account any adjustments made pursuant to Article VI hereof (including Sections 6.02(c) and 6.02(d) thereof) and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 6.02(d) hereof through and including the date of redemption (and if the provisions of Section 6.02(d) hereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f)).
The Partnership shall effect the redemption required by this Section 4.07(d) within 60 days following its receipt of written notification of the death or Disability of an LTIP Unitholder.
(ii) notwithstanding anything to the contrary above, an LTIP Award may provide that in the event of an LTIP Unitholder’s death or Disability, an LTIP Award may provide that clause (i) above shall be applied as if the Conversion Percentage applicable to such LTIP Units is equal to 100% (or another specified percentage) and, accordingly the Forfeited Capital Account attributable to such LTIP Units shall be zero.
               (e) Fractional Shares or Units. In lieu of delivering a fractional share of Common Stock or Common Unit pursuant to this Section 4.07, the Partnership may deliver cash equal to the Closing Price attributable to such fractional share, which in the case of a fractional

Common Unit shall take into account the Adjustment Factor. For the avoidance of doubt, as to any fractional Common Unit or fraction of a share of Common Stock which would otherwise be delivered, the Partnership shall pay a cash adjustment in respect of such fraction (which for each holder of LTIP Units shall be deemed to be a fraction of a single Common Unit or a single share of Common Stock after taking into account all LTIP Units held by such holder, not on a unit-by-unit basis) in the amount provided for in this subsection (e).
               (f) The holder of any Common Units received upon a conversion or Redemption of LTIP Units pursuant to this Section 4.07 shall have an aggregate Adjusted Capital Account Balance with respect to such Common Units in an amount equal to: (x) the Adjusted Capital Account Balance of the LTIP Units of such LTIP Unitholder (determined pursuant to the applicable subsection of this Section 4.07 immediately prior to conversion or redemption), minus (y) the Forfeited Capital Account (if any), and such holder of Common Units shall have all of the rights of holders of Common Units as set forth in this Agreement. Immediately upon conversion or Redemption of any LTIP Units pursuant to this Section 4.07, the aggregate Forfeited Capital Account (if any) with respect to all LTIP Units being converted or redeemed shall be reallocated among the Capital Accounts of the holders of Common Units immediately subsequent to such conversion or redemption on a pro rata basis, in proportion to the Adjusted Capital Account Balances of all such Common Units immediately subsequent to such conversion or redemption. Any Common Units received upon the conversion or Redemption of LTIP Units pursuant to this Section 4.07 may thereafter be converted into Common Stock or redeemed pursuant to and subject to the restrictions of Section 8.6 hereof and the holder of such Common Units shall have the Rights provided in Article VIII hereof with respect to holders of Common Units.
          Section 4.08. No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
          Section 4.09. Other Contribution Provisions. If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.
          Section 4.10. Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Code Section 7704(b), and by reason thereof, taxable as a corporation.

ARTICLE V
DISTRIBUTIONS
          Section 5.01. Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner shall cause the Partnership to distribute at least quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on such Partnership Record Date with respect to such quarter: (1) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Interests (and, within such class(es), pro rata in proportion to the respective Percentage Interests on such Partnership Record Date) and (2) second, with respect to any Partnership Interests that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).
          The General Partner in its sole and absolute discretion may distribute to the Holders Available Cash on a more frequent basis and provide for an appropriate Partnership Record Date. Notwithstanding anything herein to the contrary, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay stockholder dividends that will (a) satisfy the requirements for its qualification as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, in its sole and absolute discretion, avoid any federal income or excise tax liability of the General Partner.
          Section 5.02. Interests in Property not Held Through the Partnership. To the extent amounts distributed by the Partnership are attributable to amounts received from a property in which the General Partner or any Affiliate of the General Partner holds a direct or indirect interest (other than through the Partnership) (an “Outside Interest”), (i) such amounts distributed to the General Partner will be reduced so as to take into account amounts received pursuant to the Outside Interest and (ii) the amounts distributed to the Limited Partners will be increased to the extent necessary so that the overall effect of the distribution combined with any amount so received pursuant to the Outside Interest will provide the same aggregate distributions that would have been distributed had such Outside Interest been held through the Partnership.
          Section 5.03. Distributions In-Kind. No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI, X and XIII hereof.
          Section 5.04. Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.04 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.01 hereof for all purposes under this Agreement.

          Section 5.05. Distributions Upon Liquidation. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Holders in accordance with Section 13.02 hereof.
          Section 5.06. Distributions to Reflect Issuance of Additional Partnership Units. Notwithstanding Section 7.03(b) hereof, if the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, subject to Section 7.03(d) hereof, the General Partner is hereby authorized to make such revisions to this Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units.
          Section 5.07. Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 or 17-804 of the Act or other applicable law.
ARTICLE VI
ALLOCATIONS
          Section 6.01. Timing and Amount of Allocations of Net Income and Net Loss. Net Operating Income, Net Operating Loss, Net Property Gain and Net Property Loss of the Partnership (and all other items of income, gain, loss and deduction) shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such Partnership Year (or other applicable period or portion thereof). Except as otherwise provided in this Article VI, and subject to Section 11.06(c) hereof, an allocation to a Holder of a share of Net Operating Income, Net Operating Loss, Net Property Gain and Net Property Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Operating Income, Net Operating Loss, Net Property Gain and Net Property Loss.
          (a) Net Operating Income. Except as otherwise provided herein, Net Operating Income for any Partnership Year (or other applicable period) shall be allocated in the following order and priority:
                    (1) First, to the Partners, until the cumulative Net Operating Income allocated pursuant to this Section 6.01(a)(1) for the current and all prior periods equals the cumulative Net Operating Loss allocated pursuant to Section 6.01(b)(2) hereof for all prior periods, with such allocation being made among the Partners in the same ratio and reverse order that such Net Operating Loss was allocated to the Partners pursuant to Section 6.01(b)(2) hereof (and, in the event of a shift of a Partner’s interest in the Partnership, among the Partners in a manner that most equitably reflects the varying interests of the Partners, including the successors in interest to the Partners as determined by the General Partner upon advice of the Partnership’s tax counsel or accountants), and

                    (2) Thereafter, the balance of such Net Operating Income, if any, shall be allocated among the Partners in accordance with their respective Percentage Interests.
          (b) Net Operating Loss. Except as otherwise provided herein, Net Operating Loss of the Partnership for each Partnership Year (or other applicable period) shall be allocated as follows:
               (1) To the Partners in accordance with their respective Percentage Interests.
               (2) Notwithstanding Section 6.01(b)(1) hereof, to the extent any Net Operating Loss otherwise allocable to a Partner under Section 6.01(b)(1) hereof would cause such Partner to have a deficit Modified Adjusted Capital Account balance as of the end of the Partnership Year (or other applicable period) to which such Net Operating Loss relates, such Net Operating Loss shall not be allocated to such Partner and instead shall be allocated to the other Partners as follows: (x) first, pro rata in accordance with their relative Percentage Interests until the balances of the Modified Adjusted Capital Accounts of all the Partners other than the General Partner shall be zero, (y) second, to the General Partner, until the cumulative amount of Net Operating Loss allocated to the General Partner under this clause (y) and under clause (y) of Section 6.02(b)(2) (and not previously reversed with allocations of Net Operating Income under Section 6.01(a)(1) or Net Property Gain under Section 6.02(a)(1)) is equal to the excess, if any, of the Partnership Recourse Debt Amount over the Aggregate LP Recourse Amount, and (z) then, to the Recourse Partners pro rata in accordance with their relative LP Recourse Amounts.
          6.02. Allocation of Net Property Gain and Net Property Loss.
          Net Property Gain and Net Property Loss shall be allocated as follows:
          (a) Net Property Gain. Except as otherwise provided herein, Net Property Gain for any Partnership Year (or other applicable period) shall be allocated in the following order and priority:
                    (1) First, to the Partners, until the cumulative Net Property Gain allocated pursuant to this Section 6.02(a)(1) for the current and all prior periods equals the cumulative Net Property Loss allocated pursuant to subparagraph Section 6.02(b)(2) hereof for all prior periods, with such allocations being made among the Partners in the same ratio and reverse order that such Net Property Loss was allocated to the Partners pursuant to Section 6.02(b)(2) hereof (and, in the event of a shift of a Partner’s interest in the Partnership, among the Partners in a manner that most equitably reflects the varying interests of the Partners, including the successors in interest to the Partners), and
                    (2) Thereafter, the balance of such Net Property Gain, if any, shall be allocated among the Partners in accordance with their respective Percentage Interests.
          (b) Net Property Loss. Except as otherwise provided herein, Net Property Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:
               (1) To the Partners in accordance with their respective Percentage Interests.

               (2) Notwithstanding Section 6.02(b)(1) hereof, to the extent any Net Property Loss otherwise allocable to a Partner under Section 6.02(b)(1) hereof would cause such Partner to have a deficit Modified Adjusted Capital Account balance as of the end of the Partnership Year (or other applicable period) to which such Net Property Loss relates, such Net Property Loss shall not be allocated to such Partner and instead shall be allocated to the other Partners as follows: (x) first, pro rata in accordance with their relative Percentage Interests until the balances of the Modified Adjusted Capital Accounts of all the Partners other than the General Partner shall be zero, (y) second, to the General Partner, until the cumulative amount of Net Property Loss allocated to the General Partner under this clause (y) and under clause (y) of Section 6.01(b)(2) (and not previously reversed with allocations of Net Property Gain under Section 6.02(a)(1) or Net Operating Income under Section 6.01(a)(1)) is equal to the excess, if any, of the Partnership Recourse Debt Amount over the Aggregate LP Recourse Amount, and (z) then, to the Recourse Partners pro rata in accordance with their relative LP Recourse Amounts.
          (c) Special Allocation to Holders of LTIP Units.
               Notwithstanding any other provision of this Section 6.02 (and after taking into account any allocations required by Section 6.03 hereof), in the year in which the Partnership sells or otherwise disposes of all or substantially all of its assets in a single transaction or a series of related transactions, and upon the occurrence of any of the events described in Section 6.02(d) hereof, Net Property Gain shall first be allocated to the holders of LTIP Units, pro rata in proportion to the amount by which the Adjusted Capital Account Balance attributable to each LTIP Unit is less than the Target Balance (as defined below) (such allocation to be made pari passu within each Series, except as provided below, and if there are multiple series of LTIP Units that have economic preferences that differ, then the allocation shall take such preferences into account, including making allocations to achieve the Target Balance for LTIP Unitholders of one Series before another Series receives an allocation, with the LTIP Units owned by any LTIP Unitholder within a Series whose Conversion Percentage has increased faster than another LTIP Unitholder in such Series (or faster than other LTIP Units in such Series owned by such LTIP Unitholder) being deemed to be a separate Series for purposes of this Agreement, including this Section 6.02(c)) until the Capital Account balance attributable to each such LTIP Unit is equal to the amount (the “Target Balance”) obtained by dividing: (A) the aggregate Adjusted Capital Account Balance attributable to the Common Units outstanding (including any other Partnership Units that are then convertible into Common Units) by (B) the number of such Common Units outstanding. If Net Property Gain is insufficient to make the full allocation provided in the preceding sentence, then, in lieu of such special allocation of Net Property Gain provided in the preceding sentence, items of gross capital gain (as computed for book purposes) shall be allocated to the holders of LTIP Units as necessary to make such full allocation and if such gross items are insufficient to make the full required allocation, items of gross capital loss (as computed for book purposes), shall be allocated pro rata with respect to such Common Units to the extent necessary to cause the Target Balance to equal the Adjusted Capital Account Balance with respect to each such LTIP Unit. The allocations pursuant to this paragraph (c) shall be made after the allocation of Net Operating Income or Net Operating Loss pursuant to Section 6.01 hereof for the applicable period in which such sale or other disposition (or other event described in Section 6.02(d) hereof) occurs. For purposes of this clause (i) of this Section 6.02(c) the definition of “all or substantially all” means assets representing not less than 95% of the aggregate fair market value of the assets that are held by the Partnership at such time.
          (d) Book-Up and Capital Account Adjustments. On any day on which (i) any Series of LTIP Units are redeemed or converted into Common Stock or Common Units (such conversion to be treated as a contribution of Units under the Gross Assets Value definition), (ii) any Series of LTIP Units is issued, or (iii) at the election of the General Partner, upon the occurrence of any other event pursuant to which an adjustment of Gross Asset Value is permitted pursuant to either the definition of Gross Asset Value or any other provision of the Regulations (including Regulation Section 1.704-1(b)(2)(iv)(f) or other applicable Regulations), the Partnership shall adjust the Gross Asset Values of all Partnership assets to equal their respective gross fair market values and shall allocate the amount of such adjustment as Net Property Gain or Net Property Loss pursuant to Section 6.02(c) hereof, with the result that, to the maximum extent possible, such Net Property Gain or Net Property Loss shall be allocated in such a manner that after such allocation the Adjusted Capital Account Balances of the Partners are in proportion to their Percentage Interests(in the case of clause (ii) above, without taking any newly-issued LTIP Units into account), with such allocation being made pro rata among the Partners taking into account the allocation rules of Section 6.02(c).
          (e) Allocations to Reflect Issuance of Additional Partnership Units. Notwithstanding Section 7.03(b) hereof, if the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the General Partner is hereby authorized to make such revisions to this Section 6.02 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units.
          (f) Partnership Status. The Partners intend that the Partnership be treated as a partnership for tax purposes and the General Partner shall not elect to treat the Partnership as a corporation.
          Section 6.03 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:
               (a) Regulatory Allocations.
               (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.02 hereof, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.03(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.03(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.03(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
               (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders of Partnership Units in accordance with their Partnership Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).
               (iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. It is intended that this Section 6.03(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
               (v) Gross Income Allocation. If any Holder has an Adjusted Capital Account Deficit at the end of any Partnership Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible.
               (vi) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the

Holders to whom such distribution was made if Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
               (vii) Curative Allocations. The allocations set forth in Sections 6.03(a)(i), (ii), (iii), (iv), (v), and (vi) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.01 and 6.02 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Units so that, to the maximum extent possible without violating the requirements giving rise to the Regulatory Allocations, the Adjusted Capital Account Balance properly allocable to each Partnership Unit would be the same (or in the same ratio to other Partnership Units) as if the Regulatory Allocations were not required to be made.
               (b) Allocation of Excess Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3) and (b). The Partnership shall allocate “excess nonrecourse liabilities” of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner.
          Section 6.04 Tax Allocations.
               (a) In General. Except as otherwise provided in this Section 6.04, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction as determined for federal income tax purposes (as distinct from the determination of such items for “book purposes” pursuant to Section 704(b) of the Code) (collectively, “Tax Items”), shall be allocated among the Holders of Partnership Units in the same manner as its correlative item of “book” income, gain, loss or deduction(as determined for purposes of Code Section 704(b)) is allocated pursuant to Sections 6.01, 6.02 and 6.03 hereof.
               (b) Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.04(a) hereof, Tax Items with respect to (i) Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution and (ii) all Partnership Property that, as a result of an adjustment to the Gross Asset Value of such Property pursuant to the definition of “Gross Asset Value” has a Gross Asset Value that varies from its basis in the hands of the Partnership immediately after such adjustment, shall be allocated among the Holders of Partnership Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method permitted under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the “remedial allocation method” as described in Regulations Section 1.704-3(d); provided, however, that the “traditional method” shall be used for (A) any assets acquired by the Partnership pursuant to merger and other contracts and agreements entered into by the Partnership or the General Partner in connection with the IPO (or thereafter from any Limited Partner or its Affiliates, for properties that were owned by them as of the Effective Date but that were not contributed to the Partnership by them on such date for any reason) and (B) accounting for any variation resulting from an adjustment described in preceding clause (ii) of this Section 6.04(b).
ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
          Section 7.01. Management.
               (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.03 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.02 hereof and to effectuate the purposes set forth in Section 3.01 hereof, including, without limitation:
               (i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner desires to maintain or restore its qualification as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its stockholders sufficient to permit the General Partner to maintain or restore REIT qualification or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;
               (ii) the making of tax, regulatory and other filings or elections, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act and the listing of any debt securities of the Partnership on any exchange;
               (iii) subject to Section 11.02 hereof, the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

               (iv) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;
               (v) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and its Subsidiaries and the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;
               (vi) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary, whether pursuant to a Services Agreement or otherwise;
               (vii) the negotiation, execution, delivery and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;
               (viii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership and the collection and receipt of revenues, rents and income of the Partnership;
               (ix) the maintenance of such insurance for the benefit of the Partnership and the Partners as the General Partner deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder;
               (x) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, REITs, corporations, entities that are treated as REITs, “taxable REIT subsidiaries” or foreign corporations for federal income tax purposes, joint ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other

Person in which it has an equity investment from time to time); provided, however, that as long as the General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause it to fail to qualify as a REIT within the meaning of Code Section 856(a) (so long as the General Partner desires to maintain its qualification as a REIT);
               (xi) the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;
               (xii) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
               (xiii) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);
               (xiv) except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in-kind using such reasonable method of valuation as it may adopt; provided, that such methods are otherwise consistent with the requirements of this Agreement;
               (xv) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;
               (xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;
               (xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
               (xviii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;
               (xix) the making, execution, delivery and performance of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, security agreements,

conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;
               (xx) the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;
               (xxi) the selection and dismissal of General Partner Employees (including, without limitation, employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such General Partner Employee the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;
               (xxii) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption right under Section 8.06 hereof;
               (xxiii) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;
               (xxiv) the determination regarding whether a payment to a Partner who exercises its Redemption Right under Section 8.06 hereof that is assumed by the General Partner will be paid in the form of the Cash Amount or the REIT Shares Amount, except as such determination may be limited by Section 8.06 hereof;
               (xxv) an election to dissolve the Partnership pursuant to Section 13.01(d) hereof;
               (xxvi) doing any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Code Section 7704; and
               (xxvii) the taking of any action necessary or appropriate to enable the General Partner to qualify as a REIT (so long as the General Partner desires to maintain its qualification as a REIT).

               (b) Each of the Limited Partners agrees that, except as provided in Section 7.03 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.
               (c) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
               (d) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. Except as may be provided in a separate written agreement between the Partnership and the Limited Partners, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement provided, that the General Partner has acted in good faith and pursuant to its authority under this Agreement.
          Section 7.02. Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.
          Section 7.03. Restrictions on General Partner’s Authority.
               (a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of a Majority in Interest of the Outside Limited Partners and may not (1) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or (2) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 8.06 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.06 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected by the prohibition or restriction.
               (b) The General Partner shall not, without the written consent of a Majority in Interest of the Outside Limited Partners, except as provided in this Agreement, including Sections 4.03(a), 5.06, 6.02(e) and 7.03(c) hereof, amend, modify or terminate this Agreement.
               (c) Notwithstanding Sections 7.03(b), 8.07 and 14.02 hereof, the General Partner shall have the exclusive power, without the prior consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
               (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
               (ii) to reflect the admission, substitution or withdrawal of Partners in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;
               (iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement that prohibit such change, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
               (iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
               (v) (a) to reflect such changes as are reasonably necessary for the General Partner to maintain or restore its qualification as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner, and any Qualified REIT Subsidiary;
               (vi) to modify either or both the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI hereof or the manner in which Capital Accounts are adjusted, computed or maintained (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);
               (vii) to issue additional Partnership Interests in accordance with Section 4.03 hereof and to set forth in this Agreement the designations, rights, powers, duties and preferences of the holders of any additional Partnership Units issued pursuant to this Agreement;; and

               (viii) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.03(d) hereof.
          The General Partner will provide notice to the Limited Partners whenever any action under this Section 7.03(c) is taken.
               (d) Notwithstanding Sections 7.03(b) and 7.03(c) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article V hereof or Section 13.02(a)(iv) hereof, or alter the allocations specified in Article VI hereof (except, in any case, as permitted pursuant to Sections 4.03, 5.06, 7.03(c) and Article VI hereof or any other provision of this Agreement), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 8.06 hereof, or amend or modify any related definitions, (v) alter or modify Section 11.02 hereof or (vi) amend this Section 7.03(d). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.03 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.
          Section 7.04. Reimbursement of the General Partner.
               (a) Except as provided in this Section 7.04 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
               (b) The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization, the ownership of their assets and their operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.07 hereof. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.
               (c) If the General Partner shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (1) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Units pursuant to Section 8.06 hereof would not be considered a sale for such purposes); and (2) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units held by the General Partner equal to the number of such REIT Shares multiplied by a fraction, the numerator of which is 1.00 and the denominator of which is the Adjustment Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).
               (d) As set forth in Section 4.03 hereof, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the its offering of REIT Shares, Preferred Shares, Junior Shares or New Securities.
               (e) If and to the extent any reimbursements to the General Partner pursuant to this Section 7.04 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
          Section 7.05. Outside Activities of the General Partner. Without the consent of a Majority in Interest of the Outside Limited Partners, the General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business of the Partnership, (c) the operation of the General Partner as a reporting company with a class of securities registered under the Exchange Act, (d) financing or refinancing of any type related to the Partnership or its assets or activities, (e) any of the foregoing activities as they relate to a Subsidiary of the Partnership, and (f) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from (i) executing guarantees of Partnership Debt for which it would otherwise be liable in its capacity as General Partner, (ii) holding such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided, that accounts held on behalf of the Partnership to permit the General Partner to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to Section 7.04(b) hereof, be applied for the benefit of the Partnership), (iii) acquiring Qualified Assets, or (iv) holding or acquiring assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Partnership and such that the Partnership is deemed to be the owner of such assets for federal income tax purposes.
          Section 7.06. Contracts with Affiliates.
               (a) The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it or the General Partner has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
               (b) The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, REITs, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.
               (c) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.
               (d) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.
               (e) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.
          Section 7.07. Indemnification.
               (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts (“Damages”) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership and its Subsidiaries (each, a “Proceeding”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (1) for willful misconduct or a knowing violation of the law, (2) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement, or (3) if, in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.07 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any Proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.07(a). The termination of any Proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.07(a) with respect to the subject matter of such Proceeding. Any indemnification pursuant to this Section 7.07 or pursuant to indemnity agreements permitted by this Section 7.07, shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.07 or under such indemnity agreements.
               (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a Proceeding or otherwise subject to or the focus of or is involved in any Proceeding shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Proceeding upon receipt by the Partnership of (1) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.07(b) has been met and (2) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
               (c) The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
               (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
               (e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.07, unless such liabilities arise as a result of (1) such Indemnitee’s intentional misconduct or knowing violation of the law, (2) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.
               (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
               (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
               (h) The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnitee under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
               (i) If and to the extent any payments to the General Partner pursuant to this Section 7.07 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
               (j) The provisions of this Section 7.07 shall survive the termination of this Agreement.
          Section 7.08. Liability of the General Partner.
               (a) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner, its Affiliates, nor any of their respective officers, trustees, directors,

stockholders, partners, members, employees, representatives or agents or any officer, employee, representative or agent of the Partnership and its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Covered Person acted in good faith.
               (b) The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and its own stockholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or its own stockholders (including, without limitation, the tax consequences to Limited Partners, Assignees or its own stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the General Partner on one hand and the Limited Partners on the other hand, the Limited Partners expressly acknowledge that the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the stockholders of the General Partner. The General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.
               (c) Subject to its obligations and duties as General Partner set forth in Section 7.01(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.
               (d) To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.
               (e) Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or stockholder of the General Partner shall be liable to the Partnership for money Damages except to the extent that such Damages were proximately caused by such officer’s, director’s or stockholder’s (1) active and deliberate dishonesty established by a nonappealable final judgment or (2) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except to the extent that such Damages were proximately caused by such officer’s, director’s or stockholder’s (1) active and deliberate dishonesty established by a nonappealable final judgment or (2) actual receipt of an improper benefit or profit in money, property or services, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the General Partner and not in their own individual capacities.
               (f) Any amendment, modification or repeal of this Section 7.08 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Covered Persons’ liability to the Partnership and the Limited Partners under this Section 7.08 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
               (g) Each Partner hereby acknowledges and agrees that, whenever in this Agreement the General Partner is permitted to take any action, make any decision or determination or otherwise vote on or give its consent to (or any term of similar import with respect to) any action or failure to act, the General Partner shall be entitled to exercise its sole and absolute discretion in connection therewith after considering only such interests and factors as it desires and, without limiting the generality of the foregoing, it is specifically agreed and acknowledged that the General Partner in taking any action hereunder may consider exclusively its own interests or the interests of any Affiliate of the General Partner and shall have no duty or obligation to give any consideration to the interests of or factors affecting the Partnership or any other Partner.
               (h) In accordance with Section 17-1101(d) of the Act, the Partners hereby acknowledge and agree that the provisions of this Agreement, including the provisions of this Article VII, to the extent they restrict or eliminate the duties (including fiduciary duties) and liabilities relating thereto otherwise existing at law or in equity replace completely and absolutely such other duties (including fiduciary duties) and liabilities relating thereto and further acknowledge and agree that this Section 7.08 and the other provisions of this Article VII are fundamental elements to the agreement of the Partners to enter into this Agreement and without such provisions the Partners would not have entered into this Agreement.
          Section 7.09. Other Matters Concerning the General Partner.
               (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
               (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.
               (d) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of the General Partner to continue to qualify as a REIT, (2) for the General Partner otherwise to satisfy the REIT Requirements, or (3) to avoid the General Partner incurring any taxes under Code Sections 857, 337(d), 1374 or 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
          Section 7.10. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of Section 7.05 hereof. Except as provided in Section 7.05 hereof, all Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
          Section 7.11. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the

Partnership, and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
          Section 8.01. Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement, including Sections 10.04 and 13.02(d) hereof, or under the Act.
          Section 8.02. Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or director of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, stockholder or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
          Section 8.03. Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.06(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Affiliate thereof (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.06(e) hereof and any other written agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
          Section 8.04. Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.06 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement, upon liquidation of the Partnership as provided herein or upon a merger of the General Partner or a sale by the General Partner of all or substantially all of its assets pursuant to Section 7.01(a)(iii)

hereof. Except to the extent provided in Articles V and VI hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.
          Section 8.05. Adjustment Factor. The Partnership shall notify any Limited Partner, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.
          Section 8.06. Redemption Rights.
               (a) Subject to the limitations of Section 8.06(e) hereof, on or after the one-year anniversary of the Effective Date, each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the Common Units held by such Limited Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”), unless the terms of such Common Units or a separate agreement entered into between the Partnership and the holder of such Common Units provide that such Common Units are not entitled to a right of Redemption. The Limited Partner who is exercising this right (the “Tendering Partner”) shall have no right, with respect to any Common Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Tendering Partner. The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date.
               (b) Notwithstanding Section 8.06(a) hereof, if a Limited Partner has delivered to the General Partner a Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter), elect to assume and satisfy the Partnership’s Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The General Partner shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after its receipt of the Notice of Redemption.
               (c) The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter or the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.06(e) hereof), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the REIT Shares for which the Partnership Units might be exchanged shall also bear a legend which generally provides the following:

Restriction on Ownership and Transfer
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY RESTRICTION ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

               (d) Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.
               (e) Notwithstanding the provisions of Sections 8.06(a), 8.06(b), or 8.06(c) hereof or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to tender Common Units for Redemption to the extent that, if the General Partner were to exercise its rights pursuant to Sections 8.06(b) and 8.06(c) hereof with respect thereto, the delivery of the REIT Shares Amount to such Limited Partner on the Specified Redemption Date would cause such Limited Partner or any other Person to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter of the General Partner and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.06(e), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.
               (f) Notwithstanding anything herein to the contrary (but subject to Section 8.06(e) hereof), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.06: (i) a portion of the Common Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests and all other Common Units shall be deemed to be Limited Partner Interests and held by the General Partner in its capacity as a Limited Partner in the Partnership such that, immediately after such Redemption, the requirements of Section 4.01(b) hereof continue to be met; (ii) without the consent of the General Partner, each Limited Partner may effect a Redemption only one time in each fiscal quarter; (iii) without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 1,000 Common Units or, if the Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Limited Partner; (iv) without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution; (v) the consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) each Tendering Partner shall continue to own all Common Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Partnership Units for all purposes of this Agreement, until such Common Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s Common Units.
               (g) If the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.04 hereof, the General Partner shall make such revisions to this Section 8.06 as it determines are necessary to reflect the issuance of such additional Partnership Interests.
          Section 8.07. Approval of Certain Taxable Sales and Debt Reduction.
               (a) The General Partner shall cause the Partnership to enter into a Tax Protection Agreement with certain Limited Partners substantially in the form of the Tax Protection Agreement annexed as Exhibit E hereto.
               (b) If so determined in the General Partner’s sole discretion, the Partnership may also enter into a Tax Protection Agreement with any subsequent contributor of Contributed Property to the Partnership.
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
          Section 9.01. Records and Accounting.
               (a) The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.05 or 9.03 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, magnetic tape, photographs, micrographics or any other information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
               (b) The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles. The Partnership also shall maintain its tax books on the accrual basis and shall also maintain cash basis records.
          Section 9.02. Partnership Year. The Partnership Year of the Partnership shall be the calendar year, except as otherwise provided in the definition of Partnership Year..
          Section 9.03. Reports.
               (a) As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, for such

Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
               (b) If and to the extent that the General Partner mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulations, or as the General Partner determines to be appropriate.
               (c) The General Partner shall have satisfied its obligations under Sections 9.03(a) and 9.03(b) hereof by posting or making available the reports required by this Section 9.03 on the website maintained from time to time by the Partnership; provided, that such reports are able to be printed or downloaded from such website.
               (d) At the request of any Limited Partner for any purpose reasonably related to such Limited Partner’s interests as a Limited Partner, the General Partner shall provide access to the books, records and work paper upon which the reports required by this Section 9.03 are based, to the extent required by the Act.
ARTICLE X
TAX MATTERS
          Section 10.01. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.
          Section 10.02. Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership’s Properties. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner’s determination in its sole and absolute discretion. Notwithstanding the foregoing, in making any such tax election, the General Partner may, but shall be under no obligation to (unless pursuant to a separate written agreement), take into account the tax consequences to any Limited Partner resulting from any such election.

          Section 10.03. Tax Matters Partner.
               (a) The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.04 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
               (b) The tax matters partner is authorized, but not required:
               (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));
               (ii) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;
               (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;
               (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
               (v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
               (vi) to take any other action on behalf of the Partners and the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification and liability of the General Partner set forth in Section 7.07 hereof shall be fully applicable to the tax matters partner in its capacity as such.
          Section 10.04. Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446 and Treasury Regulations thereunder. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any withheld amounts shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.04. If a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.04 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to (i) perfect or enforce the security interest created hereunder and (ii) cause any loan arising hereunder to be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code. Upon a Limited Partner’s complete withdrawal from the Partnership, such Limited Partner shall be required to pay to the Partnership an amount equal to the excess of (A) the cumulative amount of taxes withheld by the Partnership from, or paid by the Partnership, on behalf of, or with respect to, such Limited Partner, over (B) the sum of amounts (I) repaid to the Partnership by such Limited Partner and (II) withheld by the Partnership from distributions to such Limited Partner (not including taxes paid by the General Partner on behalf of such Limited Partner pursuant to a Tax Protection Agreement described in Section 8.07 hereof).
          Section 10.05. Organizational Expenses. The Partnership shall elect to amortize expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

ARTICLE XI
TRANSFERS AND WITHDRAWALS
          Section 11.01. Transfer.
               (a) No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
               (b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. To the fullest extent permitted by law, any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio unless consented to by the General Partner in its sole and absolute discretion.
               (c) No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for REIT Shares any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.
          Section 11.02. Transfer of General Partner’s Partnership Interest.
               (a) The General Partner may not transfer any of its Partnership Interests except in connection with (i) a transaction permitted under Section 11.02(b) hereof, (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the General Partner, (iii) a transfer to a Qualified REIT Subsidiary or (iv) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.02(b) hereof or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.02(a).
               (b) The General Partner shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.02(a) hereof), sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Adjustment Factor”) (“Termination Transaction”), unless (i) it receives the consent of a Majority in Interest of the Outside Limited Partners, (ii) following such merger or other consolidation, substantially all of the assets of the surviving entity consist of Partnership Units or (iii) in connection with which all Partners (other than the General Partner) who hold Partnership Units either will receive, or will have the right to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of REIT Shares in consideration of one such REIT Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the General Partner, each holder of Partnership Units shall receive, or shall have the right to receive without any right of Consent set forth above in this Section 11.02(b), the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.
               (c) The General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a General Partner other than the General Partner, unless the successor General Partner executes and delivers a counterpart to this Agreement in which such General Partner agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a General Partner.
               (d) Until the date [_______] beneficially owns, in the aggregate, less than [___]% of the number of Common Units issued on the Effective Date (excluding Common Units issued to the General Partner or its Subsidiaries), the General Partner shall not, without prior Partnership Approval, consummate any transaction that would result in a direct or indirect transfer of all or any portion of the General Partner’s Partnership Interest if such direct or indirect transfer would be effected through (i) a Termination Transaction or (ii) the issuance of REIT Shares, in each case in connection with which the General Partner seeks to obtain or would be required to obtain approval of its common stockholders (each, a “General Partner Interest Transfer”).
          Section 11.03. Transfer of Limited Partners’ Partnership Interests.
               (a) Except for a Transfer contemplated by the immediately succeeding sentence, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion. A Limited Partner may Transfer all or any portion of its Partnership Interest to his or her spouse, children (natural or adopted), brothers, sisters and parents of such Limited Partner or to a family limited partnership, trust or other entity for the benefit of one or more of such persons without the consent of the General Partner; such transfer to be effective upon receipt by the General Partner of written notice of such Transfer from the Limited Partner transferring its Partnership Interest.
               (b) Without limiting the generality of Section 11.03(a) hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.03(a) hereof unless such Transfer meets each of the following conditions:
               (i) Such Transfer is made only to a single Qualified Transferee; provided, however, that for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.
               (ii) The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.05 hereof.
               (iii) Such Transfer is effective as of the first day of a fiscal quarter of the Partnership.
               (c) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
               (d) In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred.
               (e) The Partners hereby acknowledge and agree that LTIP Units shall not be Transferred, other than (a) by operation of law to the estate of a Partner who held such LTIP Units immediately prior to his or her death or (b) to the Partnership or the General Partner.
          Section 11.04. Substituted Limited Partners.
               (a) A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner pursuant to Section 11.03(a) hereof may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.
               (b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
               (c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
          Section 11.05. Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer permitted by the General Partner pursuant to Section 11.03(a) hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article XI, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Redemption with respect to such Partnership Units or to effect a Consent or vote on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
          Section 11.06. General Provisions.
               (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation.

               (b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to by the General Partner pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a Redemption of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation, or (iii) to the General Partner, whether or not pursuant to Section 8.06(b) hereof, shall cease to be a Limited Partner.
               (c) If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.06 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d) and the corresponding Regulations, using the “interim closing of the books” method or another permissible method selected by the General Partner (unless the General Partner in its sole and absolute discretion elects to adopt a daily, weekly or monthly proration period, in which case Net Income or Net Loss, items thereof and all other items of income, gain, loss or deduction shall be allocated based upon the applicable method selected by the General Partner). All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
               (d) In no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership, including pursuant to Section 8.06(b)) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) to any person or entity that is not an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), (iii) in violation of applicable law; (iv) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (v) if such Transfer would cause the General Partner to cease to comply with the REIT Requirements (unless otherwise approved by the General Partner); (vi) if counsel to the Partnership or the General Partner advises in writing that such Transfer would create a significant risk that the Partnership could be terminated for federal or state income tax purposes; (vii) if counsel to the Partnership advises in writing that such Transfer would create a significant risk that the Partnership could cease to be classified as a partnership for federal income tax purposes; (viii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or with respect to any plan that is subject to Code Section 4975(c), a “disqualified person” (as defined in Code Section 4975(c)); (ix) without the consent of the General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f) and ERISA Section 3(42); (x) if counsel to the Partnership or the General Partner advises in writing that such Transfer would create a significant risk that any portion of the assets of the Partnership could constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101 or that the transfer could result in a violation of any provision of any federal, state, local, foreign or other law or regulation applicable to any employee benefit plan or arrangement that is similar to any provision of ERISA or Code Section 4975(c); (xi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws or could subject the General Partner or the Partnership to such regulation or registration requirements; (xii) if counsel to the Partnership or the General Partner advises in writing that such Transfer could adversely affect the ability of the General Partner to continue to qualify as a REIT or could subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981; (xiii) if such transfer would be effectuated either through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 or could cause the Partnership to fail to qualify for any and all of the “secondary market safe harbors” provided by paragraphs (e), (f), (g), (h) and (j) of Regulations Section 1.7704-1 (and any other secondary market safe harbors that may be adopted after the date hereof); provided, that this clause (xiii) shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless, and only to the extent that, in the absence of such limitation or restriction, in the opinion of legal counsel to the Partnership, there is more than an insignificant risk that the Partnership would be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation; (xiv) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xv) if such Transfer subjects the Partnership or the General Partner to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.
ARTICLE XII
ADMISSION OF PARTNERS
          Section 12.01. Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.02 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Concurrently with, and as evidence of, the admission of an a new General Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such new General Partner.
          Section 12.02. Admission of Additional Limited Partners.
               (a) After the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner and the satisfaction of all the conditions set forth in this Section 12.02. Upon the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership in all respects that are necessary to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.
               (b) Notwithstanding anything to the contrary in this Section 12.02, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
               (c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.06(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
          Section 12.03. Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.04 hereof.
          Section 12.04. Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the General Partner is advised by counsel that there is a significant risk that the Partnership may be deemed to have a number of Partners that would require the Partnership to become a reporting company under the Exchange Act.

          Section 12.05. Admission. A Person shall be admitted to the Partnership as a Limited Partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as an Additional Limited Partner.
ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION
          Section 13.01. Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
               (a) a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, within 90 days after the entry of such order or judgment, a Majority in Interest of the Outside Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;
               (b) an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of a Majority in Interest of the Outside Limited Partners;
               (c) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;
               (d) the occurrence of a Terminating Capital Transaction;
               (e) the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner; or
               (f) the Incapacity or withdrawal of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity or withdrawal, of a substitute General Partner.
          Section 13.02. Winding Up.
               (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner or, if there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Outside Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:
               (i) First, to the satisfaction of all of the Partnership’s Debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);
               (ii) Second, to the satisfaction of all of the Partnership’s Debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.04 hereof;
               (iii) Third, to the satisfaction of all of the Partnership’s Debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and
               (iv) The balance, if any, distributed to the General Partner, the Limited Partners and any Assignees in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.
     The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.
               (b) Notwithstanding the provisions of Section 13.02(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

               (c) If the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), such Partner shall not be required to make any contribution to the capital of the Partnership with respect to such Capital Account Deficit and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever except as and to the extent otherwise expressly provided in deficit restoration obligations with respect thereto entered into pursuant to this Agreement.
               (d) Notwithstanding the foregoing, the second sentence of Section 13.02(c) hereof shall not apply with respect to any other Partner to the extent, but only to the extent, that such Partner (a “Recourse Partner”) previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a Capital Account Deficit that may exist upon a liquidation of the Partnership (the amount of such obligation, such Recourse Partner’s “LP Recourse Amount”). Any such deficit restoration obligation shall be for the benefit of the Partnership, the General Partner and recourse creditors of the partnership for borrowed money (including persons to whom liabilities are owed by the General Partner as guarantor of liabilities of the Partnership for borrowed money) and shall be enforceable by such parties. No Partner shall have any right of subrogation, reimbursement or contribution or other similar right to which it might otherwise be entitled as a result of its performance of such obligation, but such Partner shall have the right to proceed against Partnership assets (other than the obligation of any Partner to contribute to the Partnership with respect to, or pay directly, such obligation to such Partner). No Partner shall have any right to otherwise agree to restore any portion of any Capital Account Deficit without the express written consent of the General Partner, in its sole and absolute discretion (which may be granted in a Tax Protection Agreement). Any contribution required of a Partner under this Section 13.02(d) shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation.
               (e) In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article XIII may be:
               (i) distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

               (ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.02(a) hereof as soon as practicable.
          Section 13.03. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII, if the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.03 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.04 hereof.
          Section 13.04. Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership, and (c) no Limited Partner (other than any Limited Partner who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.
          Section 13.05. Notice of Dissolution. If a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.01 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).
          Section 13.06. Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership as provided in Section 13.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.
          Section 13.07. Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.02 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.
ARTICLE XIV
PROCEDURES FOR ACTIONS AND CONSENTS
OF PARTNERS; AMENDMENTS; MEETINGS
          Section 14.01. Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.03 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV.
          Section 14.02. Amendments. Amendments to this Agreement requiring Consent of the Limited Partners may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 10 days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to reflect the admission, substitution, termination or withdrawal of Partners.
          Section 14.03. Voting by General Partner. In determining whether the required vote of Partners has been obtained and whether the Partnership can proceed with a transaction requiring a vote of the Partners under this Agreement that also requires the vote of the stockholders of the General Partner, after obtaining the approval of the stockholders of the General Partner, the General Partner shall vote its Partnership Units in respect of such transaction in the same proportion as the stockholders of the General Partner voted with respect to such transaction.
          Section 14.04. Meetings of the Partners.
                    (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Outside Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.03(b) hereof.
                    (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority (or such other percentage as is expressly required by this Agreement for the action in question) of the Percentage Interests of the Partners (or Outside Limited Partners, as the case may be). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority (or such other percentage as is expressly required by this Agreement for the action in question) of the Percentage Interests of the Partners (or Outside Limited Partners, as the case may be). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
                    (c) Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the Delaware General Corporation Law (including Section 212 thereof). The General Partner may set, in advance, a record date (i) for the purpose of determining the Partners entitled to Consent, approve or vote upon (or words of similar import) to any action, or who are entitled to receive notice of or vote at any meeting of the Partners or (ii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this Section 14.03, such determination shall apply to any adjournment thereof. Notwithstanding the foregoing, the record date with respect to the determination of the existence of Partnership Approval shall be the record date established by the General Partner for the approval of its stockholders for the event constituting a General Partner Interest Transfer.
                    (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.
                    (e) On matters on which Limited Partners are entitled to vote, each Limited Partner holding Partnership Units shall have a vote equal to the number of Partnership Units held.

                    (f) Except as otherwise expressly provided in this Agreement, the Consent of Holders of Partnership Interests representing a majority of the Partnership Interests of the Limited Partners shall control.
ARTICLE XV
GENERAL PROVISIONS
          Section 15.01. Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by facsimile or commercial courier service) to the Partner or Assignee at the address or contact information set forth in Exhibit A or such other address or contact information of which the Partner shall notify the General Partner in writing.
          Section 15.02. Titles and Captions; Construction. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement. Any consent, approval, determination, discretionary act (or word of comparable import or meaning to any of the foregoing) of any Partner (including the General Partner) shall be granted or withheld in such Partner’s sole and absolute discretion unless, and to the extent that, such term is modified by other language in this Agreement.
          Section 15.03. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
          Section 15.04. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
          Section 15.05. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
          Section 15.06. Waiver.
                    (a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
                    (b) The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time.
          Section 15.07. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
          Section 15.08. Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.
          Section 15.09. Entire Agreement. Except for the Contribution Agreement, the Tax Protection Agreement, LTIP Awards, the Incentive Compensation Plans and any other contribution agreements with respect to contributed properties, this Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.
          Section 15.10. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
          Section 15.11. Limitation to Preserve REIT Qualification. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the General Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the General Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the General Partner, shall not exceed the lesser of:
                    (i) an amount equal to the excess, if any, of (a) 4.9% of the General Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the General Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or
                    (ii) an amount equal to the excess, if any, of (a) 24% of the General Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the General Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the General Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 15.11 is to prevent the General Partner from failing to qualify as a REIT under the Code by reason of the General Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.
          Section 15.12. No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
          Section 15.13. No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees and Covered Persons and as provided in Section 13.02(d) hereof) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners. It is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.
          Section 15.14. No Rights as Stockholders of General Partner. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.
          Section 15.15. Jurisdiction. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in New York, New York with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action brought in the above-named courts, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.
[signature page follows]

          IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership has been executed as of the date first written above.

GENERAL PARTNER:

SCHOTTENSTEIN REALTY TRUST, INC.

By:
Name:
Title:

ALL LIMITED PARTNERS LISTED ON EXHIBIT A HERETO

By:
Name:
Title: as Attorney-in-Fact for the Limited Partners

Initial Limited Partner:
Executed by the Undersigned to indicate its withdrawal from the Partnership as of the Effective Date

Schottenstein Realty LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A
PARTNERS AND PARTNERSHIP UNITS
As of                     , 2011, Closing

Name and Address of Partners	Partnership Units (Type and Amount)	Address
General Partner: Schottenstein Realty Trust, Inc.	—	4300 East Fifth Avenue Columbus, OH 43219 Attention: Benton E. Kraner Facsimile No.:

Limited Partners: [•]	—	—

TOTALS	Partnership Units

Partnership
Name of Limited Partners	Units	LTIP Units	Address
General Partner: Schottenstein Realty Trust, Inc.			4300 East Fifth Avenue Columbus, OH 43219 Attention: Benton E. Kraner Facsimile No.:

Common
Name of Common Unitholders	Units	Address

A-1

Exhibit B
NOTICE OF REDEMPTION

To:	Schottenstein Realty Trust, Inc. 4300 East Fifth Avenue Columbus, OH 43219 Attention: Benton E. Kraner
     The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption ____ Common Units in Schottenstein Realty LP in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Schottenstein Realty LP, dated as of April __, 2011 (the “Agreement”), and the Redemption rights referred to therein. The undersigned
     Limited Partner or Assignee:
     (a) undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.06 of the Agreement;
     (b) directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;
     (c) represents, warrants, certifies and agrees that:
     (i) the undersigned Limited Partner or Assignee is a Qualifying Party,
     (ii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,
     (iii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and
     (iv) the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
     (d) acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by the General Partner pursuant to Section 8.06(b) of the Agreement or (2) such redemption transaction closes.

B-1

     All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: ____________	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:
Issue Check Payable/REIT Shares to:

Name:

Please insert social security or identification

number:

B-2

Exhibit C
NOTICE OF ELECTION BY PARTNER
TO CONVERT LTIP UNITS INTO COMMON UNITS
     The undersigned Holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in Schottenstein Realty LP (the “Partnership”) set forth below into Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights of interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entitles, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Signature Medallion Guaranteed by:

C-1

Exhibit D
NOTICE OF ELECTION BY PARTNERSHIP TO
FORCE CONVERSION OF LTIP UNITS INTO COMMON UNITS
     Schottenstein Realty LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the Holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

D-1

Exhibit E
Form of Tax Protection Agreement